                                                                  Exhibit 10.33

                   AMENDMENT NO. 1 TO EXPANDED FIELD LICENSE

         This Amendment No. 1 to Expanded Field License ("Amendment") is effective as of June 28, 1996 among Cell Genesys, Inc. ("CG"),
JT Immunotech USA Inc. ("JT") and Xenotech, L.P. ("Xenotech") concerning the Expanded Field License among CG, JT and Xenotech effective June 12, 1991 (the "Expanded Field License").

         1. CG, JT and Xenotech hereby amend Article 1 to add the following definition:

                  "Affiliate" shall mean any entity which controls, is controlled by or is under common control with any one of CG, JT or Xenotech. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, Xenotech shall not be an Affiliate of CG or JT under this Agreement and Xenotech shall not be considered controlled by CG or JT for purposes of determining Affiliates of CG or JT.

         2. CG, JT and Xenotech hereby amend Section 2.2 to read in its entirety as follows:

                  2.2      Rights of CG and JT Following Termination.

                  (a) Except as expressly determined pursuant to Section
         10.3 and 10.6 of the Limited Partnership Agreement, upon the dissolution and liquidation of the Partnership for any reason, JT and CG shall each have: (i) a co-exclusive license (with the other party) to use all Project Technology within the Expanded Field as determined and to the extent provided in the Limited Partnership Agreement; and
         (ii) a co-exclusive license to use Existing Technology and the other party's Independent Technology within the Expanded Field, solely to the extent necessary to practice the Project Technology within the Expanded Field. Such licenses shall be irrevocable, perpetual and royalty-free and may only be assigned without the other party's consent to (a) an Affiliate (provided that such Affiliate is two-thirds or greater owned directly or directly) or (b) an entity that acquires substantially all of the assets of the monoclonal antibody business of the party.

                  (b) Notwithstanding the provisions of Section 2.2(a) above, the parties confirm that upon the dissolution and liquidation of the Partnership for any reason, the rights of CG and JT under Section 2.2(a) shall remain subject to the provisions, without limitation, of
         (i) the Master Research License and Option Agreement among CG, Japan Tobacco Inc. and Xenotech dated as of June 28, 1996, and all product licenses and options therefor under such agreement, (ii) the Collaboration Agreement, (iii) the Technology Exchange Agreement among CG, Japan Tobacco Inc.

         and Xenotech, dated March 22, 1996 (iv) the Anti-IL-8 Product License Agreement among CG, Japan Tobacco Inc. and Xenotech dated March 19, 1996, (v) the Xenotech Division Research Agreement, (vi) the Agreement to Terminate Xenotech Division Research Agreement among CG, JT and Xenotech dated as of June 28, 1996, as such agreements may be amended from time to time, and (vii) the Universal Receptor License Option Agreement between the Partnership and CG, effective as of June 28, 1996, and all Universal Receptor Product Licenses and options therefor under such agreement, as such agreements may be amended from time to time, which agreements the parties confirm shall remain in full force and effect in accordance with their terms and shall be controlling in the event there shall be any conflict between any such agreement and the rights of CG and JT under Section 2.2(a) above.

         3. CG, JT and Xenotech hereby delete Section 2.3 in its entirety.

         4. Except as specifically modified or amended hereby, the Expanded Field License shall remain in full force and effect and, as so modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by the parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Amendment shall be governed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date shown above on this Amendment.


JT IMMUNOTECH USA INC.                      CELL GENESYS, INC.


By: /s/ Yasushi Shingai                    By: /s/ R. Scott Greer
    ---------------------------                --------------------------
        Yasushi Shingai                            R. Scott Greer
        Chairman                                   Senior Vice President,
                                                   Corporate Development


XENOTECH, INC. (as General
Partner of XENOTECH, L.P.)


By: /s/ Takashi Kamiya
    ---------------------------
        Takashi Kamiya
        Chairman

By: /s/ Raymond M. Withy
    ---------------------------
        Raymond M. Withy
        President and
        Chief Executive Officer





                                       -3-